UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/10/2009

FLIR Systems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21918

Oregon	93-0708501
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

27700 SW Parkway Avenue, Portland, Oregon 97070
(Address of principal executive offices, including zip code)

(503) 498-3547
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Arne Almerfors, Executive Vice President of FLIR Systems, Inc. (the "Company") and President of the Company's Thermography division, has announced his retirement from the Company effective in the first quarter of 2010. It is anticipated that Mr. Almerfors will continue to serve the Company in a consulting capacity for a period of time following his retirement.   A copy of the news release announcing Mr. Almerfors' retirement is being filed as Exhibit 99.1 to this Form 8-K.

Item 8.01.    Other Events

On December 10, 2009, the Company announced that effective January 1, 2010, it will merge its Commercial Vision Systems and Thermography divisions into one unit, led by Andrew Teich, currently President of the Company's Commercial Vision Systems division. A copy of the news release announcing this merger is being filed as Exhibit 99.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR Systems, Inc.

Date: December 10, 2009	By:	/s/ Stephen M. Bailey
Stephen M. Bailey
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	News release issued by FLIR Systems, Inc. dated December 10, 2009